Exhibit 99.1

NEWS RELEASE

As previously announced, U.S. Cellular® will hold a teleconference on Feb. 26, 2009, at 10:00 a.m. Chicago time. Interested parties may listen to the call live via the Internet by accessing the Conference Calls page of www.teldta.com or www.uscc.com.

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations
(312) 592-5384 mark.steinkrauss@teldta.com

Julie D. Mathews, Manager, Investor Relations
(312) 592-5341 julie.mathews@teldta.com

FOR RELEASE:  IMMEDIATE

U.S. CELLULAR REPORTS FOURTH QUARTER AND FULL-YEAR 2008 RESULTS

NON-CASH IMPAIRMENT CHARGE RELATED TO SFAS 142

Note: Comparisons are year over year unless otherwise noted.

4Q 2008 Highlights

•                  2.0 percent increase in service revenues, to $977.0 million.

•                  31.8 percent increase in data revenues, to $142.1 million, representing 14.5 percent of service revenues.

•                  Postpay churn of 1.6 percent; postpay customers comprised 95 percent of retail customers.

•                  7.7 percent increase in cell sites in service, to 6,877.

•                  Repurchased 150,000 common shares for $5.2 million, to offset dilution from employee benefit plans.

Full-Year 2008 Highlights

•                  7.1 percent increase in service revenues, to $3,940.3 million.

•                  39.1 percent increase in data revenues, to $511.7 million.

•                  4.0 percent increase in ARPU to $53.23.

•                  6.9 percent increase in cash flows from operating activities, to $922.8 million.

•                  Postpay churn low at 1.5 percent.

•                  Repurchased 600,000 shares in 2008 at a total cost of $32.9 million, to offset dilution from employee benefit plans.

CHICAGO — Feb. 26, 2009 — United States Cellular Corporation [NYSE:USM] reported service revenues of $977.0 million for the fourth quarter of 2008, a 2.0 percent increase from $957.9 million in the comparable period one year ago.  In the fourth quarter, U.S. Cellular recorded a $386.7 million impairment discussed later in this release.  Although this resulted in a loss for the quarter, the impairment was a non-cash charge and did not affect cash or cash flow.

“We finished the year with some solid operating results, despite difficult economic conditions,” said John E. Rooney, U.S. Cellular president and chief executive officer.  “We added 41,000 net retail postpay customers in the quarter, postpay being the market segment we focus on given our high customer satisfaction model.  In fact, 95 percent of our retail customers are postpay.  Spending on advertising and promotions remained high given the aggressive competition and waning consumer confidence.

“Data revenues continued to grow nicely in the quarter, increasing 32 percent and representing 14.5 percent of service revenues,” Rooney continued.  “Smart phone sales are up sharply and carry higher ARPU due to data packages.  ARPU has increased year over year for 13 consecutive quarters.”

“In 2008, U.S. Cellular continued to improve its handset selection and rolled out five new smart phone models and one premium touchscreen phone,” said Jay M. Ellison, U.S. Cellular executive vice president and chief operating officer.  “Additionally, to support the growing demand for data, we have in place a Mobile Broadband (EVDO Rev. A) network that was available to approximately 23 percent of our cell sites at year end, and will cover more than 60 percent of our cell sites by the end of 2009.  Our broad suite of handsets, coupled with the 3G speeds of Mobile Broadband, provide customers an ideal data experience.  We also expanded our network during the year, adding nearly 500 cell sites and ending the year with approximately 6,900 cell sites in service.”

OUTLOOK

“For 2009,” continued Jack Rooney, “we intend to not only retain and grow our customer base, but also invest in the company on a number of fronts, so that we emerge from the economic downturn stronger than ever.  In addition to the continued overlay of EVDO, we are pursuing a number of multi-year initiatives to make this happen.”

The initiatives include:

•                  A new point-of-sale system to consolidate billing on one platform.  This will enable reduced time to market and improved testing capabilities, and give U.S. Cellular the ability to develop more flexible pricing and services.

•                  Development of an Electronic Data Warehouse/Customer Relationship Management (EDW/CRM) System.  This system will allow U.S. Cellular to collect and analyze information more efficiently to build and improve customer relationships.

•                  An Internet/Web initiative that will enable customers to make a wide range of transactions and, eventually, to manage their accounts online.

SFAS 142 Impairment Charge

U.S. Cellular recorded an impairment of licenses of $386.7 million (pre-tax) in the fourth quarter of 2008 in accordance with Statement of Financial Accounting Standards, “Goodwill and Other Intangible Assets” (“SFAS No. 142”).

The impairment charge had no impact on cash or cash flow.

In accordance with SFAS No. 142, U.S. Cellular performed its annual impairment test of licenses and goodwill in the second quarter of 2008 and concluded at the time that there was no impairment.  As a result of the further deterioration in the credit and financial markets and the accelerated decline in the overall economy in the fourth quarter of 2008, U.S. Cellular updated its impairment assessment of licenses and goodwill as of Dec. 31, 2008.  The impairment assessment resulted in a $386.7 million impairment to licenses and no impairment to goodwill.

Material Weakness Eliminated

In the fourth quarter of 2008, U.S. Cellular and Telephone and Data Systems, Inc. (NYSE: TDS, TDS.S) completed the implementation of previously reported enhanced internal controls related to income tax accounting.  TDS provides shared services to U.S. Cellular, including assistance with accounting for income taxes.  These controls are operating effectively and, as a result, the company no longer has a material weakness related to income taxes.

Guidance

Guidance for the year ending Dec. 31, 2009 is as follows. There can be no assurance that final results will not differ materially from this guidance.

U.S. Cellular 2009 guidance as of Feb. 26, 2009 is as follows:

Net Retail Customer Additions	75,000-150,000
Service Revenues	$3,900-$4,000 million
Operating Income	$275-$350 million
Depreciation, Amortization and Accretion(1)	Approx. $600 million
Capital Expenditures	Approx. $575 million

(1)          Includes losses on disposals of assets

The foregoing guidance represents the views of management as of Feb. 26, 2009 and should not be assumed to be accurate as of any other date. U.S. Cellular undertakes no legal duty to update such information, whether as a result of new information, future events, or otherwise.

Conference Call Information

U.S. Cellular will hold a conference call on Feb. 26, 2009 at 10:00 a.m. Chicago time.

•                  Access the live call online at http://www.videonewswire.com/event.asp?id=56184 or on the Conference Calls page of www.uscellular.com.

•                  Access the call by phone at 800/706-9695 (US/Canada) and use conference ID 86129191.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of www.uscellular.com, together with reconciliations to generally accepted accounting principles (GAAP) of any non-GAAP information to be disclosed. The call will be archived on the Conference Calls page of www.uscellular.com.

About U.S. Cellular®

United States Cellular Corporation, the nation’s fifth-largest, full-service wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to nearly 6.2 million customers in 26 states. The Chicago-based company employed 8,500 full-time equivalent associates as of Dec. 31, 2008. For more information about U.S. Cellular, visit www.uscellular.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully grow its markets; the current credit crisis affecting financial markets, and its effect on the overall economy; changes in the overall economy, competition, the state and federal telecommunications regulatory environment, and the value of assets and investments; adverse changes in the ratings afforded the company’s debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; risks and uncertainties relating to possible future restatements; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices and the mix of products and services offered by the company. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about U.S. Cellular, visit: www.uscellular.com.

UNITED STATES CELLULAR CORPORATION

SUMMARY OPERATING DATA

Quarter Ended	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007
Total Population:
Consolidated markets (1)	83,014,000	82,875,000	82,875,000	82,846,000	82,371,000
Consolidated operating markets (1)	46,009,000	45,493,000	45,493,000	45,262,000	44,955,000
All customers:
Customer units (2)	6,196,000	6,176,000	6,194,000	6,175,000	6,102,000
Gross customer unit additions	395,000	367,000	365,000	408,000	436,000
Net customer unit additions (losses)	20,000	(18,000)	16,000	73,000	44,000
Market penetration at end of period:
Consolidated markets (3)	7.5%	7.5%	7.5%	7.5%	7.4%
Consolidated operating markets (3)	13.5%	13.6%	13.6%	13.6%	13.6%
Retail customers:
Customer units (2)	5,707,000	5,674,000	5,677,000	5,640,000	5,564,000
Gross customer unit additions	352,000	325,000	318,000	360,000	367,000
Net postpay customer unit additions	41,000	12,000	33,000	72,000	70,000
Net prepay customer unit additions (losses)	(8,000)	(15,000)	1,000	13,000	(6,000)
Cell sites in service	6,877	6,716	6,596	6,452	6,383
Average monthly revenue per unit (4)	$52.71	$54.59	$53.27	$52.24	$52.60
Retail service revenue per unit (4) (7)	$46.43	$46.97	$46.53	$46.18	$46.39
Inbound roaming revenue per unit (4) (7)	$4.25	$5.03	$4.54	$3.95	$4.22
Other revenue per unit (4) (7)	$2.03	$2.59	$2.20	$2.11	$1.99
Minutes of use (MOU) - Voice (5)	678	695	704	701	689
Postpay churn rate (6)	1.6%	1.6%	1.4%	1.4%	1.5%
Construction Expenditures (000s)	$190,000	$146,100	$137,800	$111,700	$188,100

(1)

“Total population of consolidated markets” and “Total population of consolidated operating markets” are used only for the purposes of calculating market penetration of consolidated markets and consolidated operating markets, respectively, which is calculated by dividing customers by the total market population (without duplication of population in overlapping markets).

(2)

All customer units as of December 31, 2007 and March 31, 2008, and retail customer units as of March 31, 2008 have been adjusted from amounts previously reported, as a result of a review of U.S. Cellular’s customer reporting procedures.

(3)

Calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(4)	Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:

Service Revenues (000s)	$976,952	$1,013,928	$987,352	$962,094	$957,896
Components:
Retail service revenue (000s)	860,503	872,397	862,392	850,470	844,848
Inbound roaming revenue (000s)	78,768	93,472	84,201	72,755	76,850
Other revenue (000s)	37,681	48,059	40,759	38,869	36,198

Divided by average customers (000s)	6,178	6,191	6,178	6,139	6,070
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$52.71	$54.59	$53.27	$52.24	$52.60
Retail service revenue per unit	$46.43	$46.97	$46.53	$46.18	$46.39
Inbound roaming revenue per unit	$4.25	$5.03	$4.54	$3.95	$4.22
Other revenue per unit	$2.03	$2.59	$2.20	$2.11	$1.99

(5)	Average monthly voice minutes of use per customer (without roaming).
(6)	Postpay churn rate is calculated by dividing the total postpay customer disconnects during the quarter by the average postpay customer base for the quarter.
(7)

Long-distance revenue was reclassified in the fourth quarter of 2008 from Long-distance/Other revenue to Retail service revenue and Inbound roaming revenue. Previous quarters have been adjusted to reflect this change.

UNITED STATES CELLULAR CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS HIGHLIGHTS

Three Months Ended December 31,

(Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2008	2007	Amount	Percent
Operating Revenues
Service	$976,952	$957,896	$19,056	2.0%
Equipment sales	75,910	66,214	9,696	14.6%
Total operating revenues	1,052,862	1,024,110	28,752	2.8%

Operating Expenses
System operations (excluding Depreciation, amortization and accretion reported below)	198,916	187,903	11,013	5.9%
Cost of equipment sold	203,224	168,987	34,237	20.3%
Selling, general and administrative	442,873	414,719	28,154	6.8%
Depreciation, amortization and accretion	143,709	142,279	1,430	1.0%
Loss on impairment of intangible assets	386,653	20,840	365,813	N/M
Loss on asset disposals, net	6,602	26,117	(19,515)	(74.7)%
Total operating expenses	1,381,977	960,845	421,132	43.8%

Operating Income (Loss)	(329,115)	63,265	(392,380)	N/M

Investment and Other Income (Expense)
Equity in earnings of unconsolidated entities	25,620	20,173	5,447	27.0%
Interest and dividend income	1,259	4,461	(3,202)	(71.8)%
Gain on disposition of investments	—	6,301	(6,301)	N/M
Interest expense	(16,579)	(20,045)	3,466	17.3%
Other, net	160	(395)	555	N/M
Total Investment and Other Income (Expense)	10,460	10,495	(35)	(0.3)%

Income (Loss) Before Income Taxes and Minority Interest	(318,655)	73,760	(392,415)	N/M
Income tax expense (benefit)	(129,007)	40,169	(169,176)	N/M

Income (Loss) Before Minority Interest	(189,648)	33,591	(223,239)	N/M
Minority share of income, net of tax	(10,470)	(4,384)	(6,086)	N/M

Net Income (Loss)	$(200,118)	$29,207	$(229,325)	N/M

Basic Weighted Average Common Shares Outstanding	87,340	87,691	(351)	(0.4)%
Basic Earnings (Loss) Per Share	$(2.29)	$0.33	$(2.62)	N/M

Diluted Weighted Average Common Shares Outstanding	87,340	88,309	(969)	(1.1)%
Diluted Earnings (Loss) Per Share	$(2.29)	$0.33	$(2.62)	N/M

N/M - Percentage change not meaningful

UNITED STATES CELLULAR CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS HIGHLIGHTS

Twelve Months Ended December 31,

(Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2008	2007	Amount	Percent
Operating Revenues
Service	$3,940,326	$3,679,237	$261,089	7.1%
Equipment sales	302,859	267,027	35,832	13.4%
Total operating revenues	4,243,185	3,946,264	296,921	7.5%

Operating Expenses
System operations (excluding Depreciation, amortization and accretion reported below)	784,057	717,075	66,982	9.3%
Cost of equipment sold	743,406	637,297	106,109	16.6%
Selling, general and administrative	1,701,050	1,558,568	142,482	9.1%
Depreciation, amortization and accretion	576,931	578,186	(1,255)	(0.2)%
Loss on impairment of intangible assets	386,653	24,923	361,730	N/M
Loss on asset disposals, net	23,378	34,016	(10,638)	(31.3)%
Total operating expenses	4,215,475	3,550,065	665,410	18.7%

Operating Income	27,710	396,199	(368,489)	(93.0)%

Investment and Other Income (Expense)
Equity in earnings of unconsolidated entities	91,981	90,033	1,948	2.2%
Interest and dividend income	5,730	13,059	(7,329)	(56.1)%
Fair value adjustment of derivative instruments	—	(5,388)	5,388	N/M
Gain on disposition of investments	16,628	137,987	(121,359)	(87.9)%
Interest expense	(77,190)	(84,679)	7,489	8.8%
Other, net	1,269	(710)	1,979	N/M
Total Investment and Other Income (Expense)	38,418	150,302	(111,884)	(74.4)%

Income Before Income Taxes and Minority Interest	66,128	546,501	(480,373)	(87.9)%
Income tax expense	8,055	216,711	(208,656)	(96.3)%

Income Before Minority Interest	58,073	329,790	(271,717)	(82.4)%
Minority share of income, net	(25,083)	(15,056)	(10,027)	(66.6)%

Net Income	$32,990	$314,734	$(281,744)	(89.5)%

Basic Weighted Average Common Shares Outstanding	87,457	87,730	(273)	(0.3)%
Basic Earnings Per Share	$0.38	$3.59	$(3.21)	(89.4)%

Diluted Weighted Average Common Shares Outstanding	87,754	88,481	(727)	(0.8)%
Diluted Earnings Per Share	$0.38	$3.56	$(3.18)	(89.3)%

N/M - Percentage change not meaningful

UNITED STATES CELLULAR CORPORATION

CONSOLIDATED BALANCE SHEET HIGHLIGHTS

(Unaudited, dollars in thousands)

ASSETS

	December 31,	December 31,
	2008	2007
Current Assets
Cash and cash equivalents	$170,996	$204,533
Accounts receivable from customers and other	419,619	435,497
Marketable equity securities	—	16,352
Inventory	116,564	100,990
Prepaid income taxes	22,515	—
Prepaid expenses	51,645	41,588
Net deferred income tax asset	19,481	18,566
Other current assets	14,227	16,227
	815,047	833,753

Investments
Licenses	1,433,415	1,482,446
Goodwill	494,279	491,316
Customer lists, net	8,936	15,375
Investments in unconsolidated entities	156,637	157,693
Notes and interest receivable—long-term	4,297	4,422
	2,097,564	2,151,252

Property, Plant and Equipment
In service and under construction	5,884,383	5,409,115
Less accumulated depreciation	3,264,007	2,814,019
	2,620,376	2,595,096

Other Assets and Deferred Charges	33,055	31,773

Total Assets	$5,566,042	$5,611,874

UNITED STATES CELLULAR CORPORATION

CONSOLIDATED BALANCE SHEET HIGHLIGHTS

(Unaudited, dollars in thousands)

LIABILITIES AND SHAREHOLDERS’ EQUITY

	December 31,	December 31,
	2008	2007
Current Liabilities
Current portion of long-term debt	$10,258	$—
Accounts payable
Affiliated	9,613	8,519
Trade	248,785	252,272
Customer deposits and deferred revenues	151,082	143,445
Accrued taxes	17,643	43,105
Accrued compensation	55,969	59,224
Other current liabilities	108,533	97,678
	601,883	604,243

Deferred Liabilities and Credits
Net deferred income tax liability	478,106	554,412
Other deferred liabilities and credits	233,619	211,374
	711,725	765,786

Long-Term Debt	996,636	1,002,293

Commitments and Contingencies

Minority Interest	49,156	43,396

Common Shareholders’ Equity
Common Shares, par value $1 per share	55,046	55,046
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,339,403	1,316,042
Treasury Shares	(49,493)	(41,094)
Accumulated other comprehensive income	—	10,134
Retained earnings	1,828,680	1,823,022
	3,206,642	3,196,156

Total Liabilities and Shareholders’ Equity	$5,566,042	$5,611,874

UNITED STATES CELLULAR CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

Twelve Months Ended December 31,

(Unaudited, dollars in thousands)

	2008	2007
Cash Flows from Operating Activities
Net income	$32,990	$314,734
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities:
Depreciation, amortization and accretion	576,931	578,186
Bad debts expense	73,157	66,923
Stock-based compensation expense	15,122	14,681
Deferred income taxes, net	(83,121)	(26,503)
Equity in earnings of unconsolidated entities	(91,981)	(90,033)
Distributions from unconsolidated entities	91,845	86,873
Minority share of income	25,083	15,056
Unrealized fair value adjustment of derivative instruments	—	5,388
Loss on disposition of investments	(16,628)	(137,987)
Loss on impairment of intangibles	386,653	24,923
Loss on asset disposals, net	23,378	34,016
Noncash interest expense	1,772	1,776
Excess tax benefit from stock awards	(1,151)	(11,718)
Other operating activities	210	(5,538)
Changes in assets and liabilities from operations:
Change in accounts receivable	(68,039)	(98,634)
Change in inventory	(15,563)	16,312
Change in accounts payable - trade	(4,572)	10,969
Change in accounts payable - affiliate	1,093	(5,049)
Change in customer deposits and deferred revenues	7,628	19,935
Change in accrued taxes	(34,699)	36,051
Change in accrued interest	—	(1,192)
Change in other assets and liabilities	2,669	13,909
	922,777	863,078
Cash Flows from Investing Activities
Additions to property, plant and equipment	(585,590)	(565,495)
Proceeds from disposition of investments	16,690	4,301
Cash received from divestitures	6,838	4,277
Cash paid for acquisitions and licenses	(341,694)	(21,478)
Proceeds from return of investments	1,335	—
Other investing activities	(1,606)	(1,086)
	(904,027)	(579,481)
Cash Flows from Financing Activities
Issuance of notes payable	100,000	25,000
Repayment of notes payable	(100,000)	(60,000)
Common shares reissued, net of tax payments	(2,288)	10,073
Common shares repurchased	(28,366)	(87,902)
Excess tax benefit from exercise of stock awards	1,151	11,718
Capital distributions to minority partners	(19,676)	(10,866)
Other financing activities	(3,108)	1
	(52,287)	(111,976)

Net Increase (Decrease) in Cash and Cash Equivalents	(33,537)	171,621
Cash and Cash Equivalents
Beginning of period	204,533	32,912
End of period	$170,996	$204,533